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                                                                   EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT

         Employment Agreement ("Agreement") dated as of 15 November, 1999 between Virtual Presence Limited, a corporation incorporated under the laws of England and having its registered office at Pridie Brewster, Carolyn House, 29-31 Greville Street, London EC1N 8RB (the "Company"), and John Edmund Hough, of 29 New Concordia Wharf, Mill Street, London SE1 2BB (the "Employee").

                                   ARTICLE I

                                   EMPLOYMENT


         The Company hereby employs the Employee, and the Employee accepts employment with the Company, upon the following terms and conditions:

1.01 Employment. The Company hereby employs the Employee, and the Employee agrees to serve, as the Managing Director of the Company and its subsidiaries (the "Subsidiaries") during the term of this Agreement. Subject to the powers of the Board of Directors of the Company and each Subsidiary, the Employee shall actively manage and have responsibility for and supervision over all the business activities and affairs of the Company and the Subsidiaries, and he shall manage, supervise and direct its officers, employees and agents with respect to the business of the Company and the subsidiaries. The Employee agrees to devote his full business time and attention and best efforts to the affairs of the Company and the Subsidiaries during the term of his Agreement.

1.02 Term. The employment of the Employee by the Company under the terms and conditions of this Agreement will commence as of 15 November 1999 and continue until 14 November 2002 (the "Term") unless terminated sooner in accordance with the provisions of Article IV.

                                   ARTICLE II

                                  COMPENSATION

2.01 (a) Annual Salary. During the Term the Company shall pay to the Employee an annual salary of the Pound Sterling equivalent of U.S.$150,000 (the "Base Salary") payable in equal installments every month. The President of Muse Technologies, Inc. (hereinafter, the "President" and "Muse", respectively) shall review the performance of the Employee annually and thereafter, at the sole discretion of the President, determine whether the Employee is entitled to an increase in the Base Salary.


(b) Performance Bonus. In addition to any other compensation to be received pursuant to this Agreement, the Employee shall be entitled to receive a quarterly

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                                     - 2 -

performance bonus (the "Performance Bonus") of 30% (the "Bonus Rate") of the Base Salary earned each calendar quarter based upon the Company achieving quarterly revenue and profit targets or other similar objectives established and/or amended from time to time by the President with the approval of the compensation committee of Muse for each fiscal quarter which ends during the Term (or a partial fiscal year in the case of death, a determination of Permanent Disability (as hereinafter defined) or expiration of the Term). The President and compensation committee of Muse shall review the performance of the Employee annually and, thereafter, determine whether the Employee is entitled to an increase in the Bonus Rate. The Performance Bonus shall be paid in cash periodically as the President directs, but no less frequently than annually, promptly after the close of each fiscal quarter of the Company and of the preparation of fiscal quarter end financial statements, but in no event later than 90 days from such fiscal quarter end. Notwithstanding the foregoing, the Performance Bonus for the Employee for fiscal year 1999 shall be determined by the President, independent of any established revenue and profit targets or other similar objectives established by the President and approved by the compensation committee of Muse for 1999.

(c) Signing Bonus. Upon the commencement of employment under this Agreement on 15 November, 1999, the Company will pay the Employee an additional one-time amount of the Pound Sterling equivalent of U.S.$50,000.

2.02 Stock Options. The Employee will be eligible to receive grants of stock options under the Stock Option Plan of Muse as the Board of Directors of Muse shall determine. As of the date of this Agreement, subject to the terms of the Stock Option Plan, the Employee shall be granted stock options under the Muse's Stock Option Plan exercisable for 90,000 shares of common stock of Muse and vesting as to 30,000 shares on each of the first, second and third anniversary dates of the commencement of employment under this Agreement at an exercise price per share equal to the exercise price per share granted under the Stock Option Plan, in the event the Employee's employment with the Company has not been terminated prior to each such vesting date, as the case may be.

2.03 Reimbursement of Expenses. The Employee shall be entitled to receive prompt reimbursement of all reasonable expenses incurred by the Employee in performing services hereunder, including all expenses of travel, entertainment and living expenses while away from office on business at the request of, or in the service of, the Company or any Subsidiary, provided that such expenses are incurred and accounted for in accordance with the policies and procedures and approved operating budget established by the Company.

2.04 Benefits/Car. The Employee shall be entitled to participate and be covered by all health, insurance, pension and other employee plans and benefits established by the Company (collectively referred to herein as the "Company Benefit Plans") for it employees generally, subject to meeting applicable eligibility requirements. The Company shall provide a motor car for the use of the Employee on business and for personal use until the expiry of the lease of the car that the Employee is currently driving.


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                                     - 3 -

2.05 Vacation and Holidays. During the Term, the Employee shall be entitled to an annual vacation leave of a minimum of four weeks at full pay. The Employee shall also be entitled to such holidays as are established by the Company for all employees and such other religious holidays as is customary pursuant to the Employee's religious practice. Vacation entitlement under this Agreement does not accrue in respect of any period of unauthorised absence or any period of absence in excess of 18 weeks in total in any calendar year. The Employee will not be entitled to be paid salary in lieu of vacation. If, however, the Employee leaves employment with the Company during any calendar year during the Term, the Employee will be paid additional salary in lieu of any accrued vacation entitlement in respect of such calendar year or, as the case may be, will reimburse the Company on the same basis in respect of any vacation taken in excess of the Employee's entitlement in respect of such calendar year. In each case the amount will be calculated to the date when this Agreement is terminated.

2.06 Sickness, Injury and Other Absences. Except for a termination due to Permanent Disability (as provided for in Section 4.02(e)), it is entirely at the Company's discretion whether or not to make any payment to the Employee while the Employee is absent from work through sickness, injury or other reason. All cases will be considered on their merits. Generally, however, the present policy of the Company, which it reserves the right to change at any time in respect of any individual employee(s), is as follows:

(1)      During the first 12 months of continuous employment with the Company:

         (a) for any period of sickness or injury up to a cumulative total of 10 working days, the Employee will be paid sick pay at his normal rate of pay, inclusive of any statutory sick pay ("SSP") entitlement;

         (b) for any periods of sickness or injury in excess of a cumulative total of 10 working days duration, the Employee will be paid sick pay at 50% of his normal rate of pay, inclusive of any SSP entitlement, up to a total of a further 25 cumulative working days at that rate;

         (c) for any period of sickness or injury in excess of a cumulative total of 35 working days, the Employee will be paid any SSP entitlement only.

(2)      After 12 months of continuous employment with the Company:

         (a) for any periods of sickness or injury up to a cumulative total of 10 working days, the Employee will be paid sick pay at his normal rate of pay, inclusive of any SSP entitlement;

         (b) for any periods of sickness or injury in excess of a cumulative total of 10 working days duration, the Employee will be paid sick pay at 50% of his normal rate of pay, inclusive of any SSP entitlement, up to a total of a further 55 cumulative working days at that rate;

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                                     - 4 -

         (c) for any periods of sickness or injury in excess of a cumulative total of 65 working days, the Employee will be paid any SSP entitlement only.

(3)      After 24 months continuous employment with the Company:

         (a) for any periods of sickness or injury up to a cumulative total of 10 working days, the Employee will be paid sick pay at his normal rate of pay, inclusive of any SSP entitlement;

         (b) for any periods of sickness or injury in excess of a cumulative total of 10 working days duration, the Employee will be paid sick pay at 75% of his normal rate of pay, inclusive of any SSP entitlement, up to a total of a further 25 cumulative working days at that rate;

         (c) for any periods of sickness or injury in excess of a cumulative total of 35 working days duration, the Employee will be paid sick pay at 50% of his normal rate of pay, inclusive of any SSP entitlement, up to a total of a further 30 cumulative working days at that rate; and

         (d) for any periods of sickness or injury in excess of a cumulative total of 65 working days and up to any termination due to Permanent Disability (as provided for in Section 4.02(e)), the Employee will be paid any SSP entitlement only.

(4) The Employee may be required to visit the Company doctor where necessary to ascertain his fitness for work. If the Employee is asked to visit the Company doctor, he will report to the Company and his agreement to such attendance is implied by these conditions.

                                  ARTICLE III

                        CONFIDENTIALITY AND NONDISCLOSURE

3.01 Confidentiality. The Employee will not during his employment by the Company or thereafter at any time disclose, directly or indirectly, to any person or entity or use, or permit the use of, any trade secrets or confidential information relating to the Company, any Subsidiary and/or Muse or any subsidiary thereof (the "Confidential Information") except as required by law. "Confidential Information" shall include, but shall not be limited to, the terms of any agreement for the development or commercialisation of any hardware or software or technology related thereto, the terms of any license, marketing, sales or distribution agreement relating to any of the foregoing, and all information denominated as "Confidential" and made available only on a restricted basis: provided however, that "Confidential Information" shall not include information which comes into the public domain through no fault of the Employee or which the Employee obtains after the termination of employment with the Company or otherwise from a third party who, to the knowledge of the Employee, has the right to disclose such information.


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                                     - 5 -

3.02 Return of Company Material. The Employee shall promptly deliver to the Company on termination of the Employee's employment with the Company, for whatever the reason, or at any time the Company may so request, all Company, Subsidiary or Muse memoranda, notes, records, reports, manuals, drawings, computer software, and all documents containing Confidential Information belonging to the Company, any Subsidiary or Muse, including all copies of such materials which the Employee may then possess or have under the Employee's control irrespective of the format of such materials.

3.03 Non-Competition. During the Term and for a one year period thereafter (the "Non-Compete Period") the Employee will not, directly or indirectly, without the consent of the President: (i) directly or indirectly, own, manage, operate, join, control, or participate in or be connected with, as an officer, employee partner, stockholder, director, adviser, consultant, or agent (whether paid or unpaid), any business, which is at the time engaged in any activities which compete with the business of the Company or any Subsidiary (a "Business"); the foregoing provision being also intended to prohibit the Employee from acquiring or holding in excess of 5% of any issue of stock or securities of any Business which has any securities listed on a national securities exchange or quoted in the daily listing of over-the-counter market securities; directly or indirectly,
(ii) utilize any employees of the Company or any Subsidiary to perform any service which conflicts with their full-time employment with the Company or the Subsidiary, as the case may be, or otherwise take actions which result in the termination of any employee's relationship with the Company or any Subsidiary; and (iii) directly or indirectly, either on the Employee's own account or for any other person, firm, company or other entity in competition with the Company or any Subsidiary, solicit, canvass, entice, sell to or deal with be employed by or directly or indirectly supply any services to any person, firm, company or other entity who was a client of the Company or any Subsidiary or with whom the Company or any Subsidiary was in the habit of dealing at the time during the period of one (1) year prior to the date of termination of this Agreement.

3.04 Right to Injunctive and Equitable Relief As a result of the Employee's position as an employee manager and director of the Company the Employee's obligations not to disclose or use Confidential Information and to refrain from the activities described in this Article III are of a special and unique character which gives them a peculiar value, and which is supported by valuable consideration. The Company cannot be reasonably or adequately compensated in damages in an action at law in the event the Employee breaches such obligations. Therefore, the Employee expressly agrees that the Company shall be entitled to injunctive and other equitable relief without bond or other security in the event of such breach in addition to any other rights or remedies which the Company may possess. Furthermore, the obligations of the Employee and the rights and remedies of the Company under this Article III are cumulative and in addition to, and not in lieu of, any obligations, rights, or remedies created by applicable law relating to misappropriation or theft of trade secrets or confidential information.


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                                   ARTICLE IV

                                   TERMINATION

4.01 Termination by the Company. Subject to the Disability Discrimination Act 1995, the Company may terminate the Employee's employment hereunder as follows:

     (a) Upon the death of the Employee, whereupon this Agreement shall immediately terminate;

     (b) Upon a determination of Permanent Disability; "Permanent Disability" shall mean a physical or mental incapacity as a result of which the Employee becomes totally unable to continue the performance of his duties hereunder for a period of 180 consecutive days or an aggregate of 270 days in any 24 month period. A determination of Permanent Disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and the Employee or, in the event of the Employee's incapacity to designate a doctor, the Employee's legal representative. In the absence of agreement between the Company and the Employee, each party shall nominate a qualified medical doctor and the two doctors so nominated shall select a third doctor, who shall make the determination as to the occurrence and continuance of a Permanent Disability; or

     (c)      For cause. "Cause" shall mean only the following:

              (i) the wilful and, after written notice and a reasonable opportunity to cure, continued failure by the Employee to follow the reasonable directions of the Board of Directors not inconsistent with this Agreement (other than such failure resulting from the Employee's incapacity due to physical or mental illness);

              (ii) wilful and, after written notice and a reasonable opportunity to cure, continued misconduct by the Employee that materially adversely affects the Company, Muse or any Subsidiary;

              (iii) conviction of an indictable offence or guilty plea or plea of nolo contendre to a crime or offence relating to the performance of the Employee's duties to the Company;

              (iv)    wilful theft from the Company or any Subsidiary;

              (v) a wilful violation of any law, rule or regulation, or the imposition of a final order issued by any regulatory authority against the Company, which, in any event, prohibits the Employee from holding a position with the Company or any Subsidiary;


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                                     - 7 -

              (vi) the Employee's habitual drunkenness or habitual use of illegal substances, after notice to cease and the opportunity provided by the Company to enter into and successfully complete a reputable rehabilitation program at the expense of the Company; or

              (vii) the Employee fails to substantially perform any material term or provision of this Agreement.

         For purposes of this Agreement, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by the Employee in bad faith and without a reasonable belief that such action or omission by the Employee was in the best interests of the Company, and no termination by the Company for "Cause" shall be effective unless the Employee all have been given written notice of the breaches of this Section 4.01(c) (i) and (ii) for a period of 30 days within which to cure any such breach, provided that such curative period shall be permitted only once in any 12 month period.

4.02     Payments on Termination

         (a)      Termination for Cause. In the event of termination pursuant to
         Section 4.01(c), the Employee shall receive no termination payments, and shall be entitled to receive, in lieu of any other payment or benefits, his accrued but unpaid salary at the rate provided in
         Section 2.01(a) (as increased from time to time by the Company), plus any amounts earned but unpaid for any prior completed fiscal or calendar quarter including discretionary bonuses for any prior calendar or fiscal year, and any reimbursable expenses incurred prior to the date of termination (collectively, the "Accrued Obligations").

         (b) Termination as a Result of Death. In the event of termination pursuant to Section 4.01(a), the Employee's estate or beneficiaries, as the case may be, shall be entitled to receive, in addition to any other payments or benefits hereunder, (i) the proceeds from any insurance policies paid for by the Company in favor of the Employee's estate or beneficiaries, and (ii) any Accrued Obligations. Such amounts shall be paid promptly in a lump sum in cash. In addition, all stock options that are unvested at the date of termination shall vest, and the restriction on any stock options or stock held by the Employee shall terminate.

         (c) Termination Without Cause or For Good Reason. In the event of termination by the Company without Cause or by the Employee for Good Reason, the Employee shall be entitled to receive (i) Accrued Obligations through the date of termination, plus (ii) an amount equal to his Base Salary or a greater amount determined in the sole discretion of the President (each of the amounts in subclauses (i) and (ii) payable in a lump sum in cash within 30 days after the date of termination), (iii) continuation, at the Company's expense, if allowable by law, of any group health, life insurance and long-term disability coverages at the levels in effect on the Employee's date of termination for a period of twelve months

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                                     - 8 -

         following such date of termination, and (iv) all stock options held by the Employee shall automatically vest, and the restriction on any stock options or stock held by the Employee shall terminate.

         (d) Voluntary Termination. If the Employee shall voluntarily resign for other than Good Reason, he shall be entitled only to Accrued Obligations through the effective date of such resignation or voluntary termination, and that any such amounts shall be promptly paid in a lump sum in cash.

         (e) Termination due to Permanent Disability. If the Employee's employment hereunder is terminated as a result of Permanent Disability, in lieu of any other payments or benefits (other than any such disability benefits he may receive), he shall he paid a single lump sum in cash within thirty (30) days of the date of his termination, of an amount equal to (i) all Accrued Obligations plus
         (ii) all unpaid salary, whether or not accrued, remaining through the Term. In addition, the unvested portion of any stock options held by the Employee on such date shall vest, and any restriction on any stock options or stock held by the Employee shall terminate.

         (f) General Release. Prior to the Employee's receipt of any termination payment under this Section 4.02, the Employee shall issue a general release to the Company in such form as the Company may reasonably require, which release shall extinguish all actual or potential claims or causes of action he has, may have had or hereafter may have against the Company. The Company shall simultaneously provide a release to the Employee in the form mutatis mutandis given to the Company by the Employee.

         (g) Other Payments Upon Termination. If notice of termination of the Employee is given by the Employee or the Company, the Employee shall continue to receive his Base Salary (as increased from time to time by the President), bonus payments and benefits as provided in
         Article II until the date of termination, and shall also be entitled to reimbursement for reimbursable expenses as set forth in Section 2.02.

         (h) Company's Option to Terminate Employee after Notice of Termination. The Company, or, if notice is given by the Company, the Employee, may, at any time during the period after notice of termination by the Employee or the Company and before the date of termination specified in the notice given in accordance with Section 4.01, as the case may be (the "Notice Period"), elect to terminate this Agreement and the Employee's employment hereunder immediately. In such event the Company shall pay the Employee an amount equal to all Accrued Obligations he would have received or been entitled to for the duration of the Notice Period at the rate provided in Article II. Such amounts shall be paid within five (5) days after the election pursuant to this Section 4.02(h). Nothing contained in this Section 4.02(h) shall be deemed to reduce in

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                                     - 9 -

         any way any amounts due the Employee pursuant to any other term or provision of this Article IV.

                                   ARTICLE V

                ASSUMPTION OF OBLIGATIONS BY SUCCESSOR TO COMPANY

5.01     Merger etc.:  Change of Control

         In the event of a future disposition of the properties and business of the Company substantially as an entirety by merger, consolidation, sale of assets, reorganization or otherwise, then the Company may elect:

               (i) to assign this Agreement and all of its rights and obligations hereunder to the acquiring, surviving or reorganized entity; provided that such entity shall assume in writing all of the obligations of the Company hereunder; and provided further, that the Company (in the event and so long as it remains in existence) shall remain liable for the performance of its obligations hereunder in the event of a breach of this Agreement by the acquiring, surviving or reorganized entity; or

               (ii) in addition to its other rights of termination, to terminate this Agreement upon at least 90 days' written notice and by paying the Employee an amount equal to (a) all Accrued Obligations through the date of termination, plus (b) an amount equal to his Base Salary for one year, and all such amounts pursuant to subclauses (a) and (b) shall be payable in a single lump sum within 30 days after the date of termination. In addition, upon the date of termination hereunder, (A) all stock options which the Employee then holds which have not vested shall immediately vest, (B) the restrictions on any stock held by the Employee shall terminate, and (C) the Employee, at the Company's expense, if allowable by law, shall continue to be a participant in any group health, life insurance and long-term disability plans or programs maintained by the Company at the level in effect on the Employee's date of termination for a period of twelve months following his date of termination.

                                   ARTICLE VI

                               GENERAL PROVISIONS

6.01 Electronic Mail. The Employee acknowledges that during the course of his work that he will have access to the Company's Internet and electronic mail systems and that these systems are provided for business purposes only. The Employee agrees to erase and not pass on under any circumstances any unsolicited "junk mail" or offensive Internet or electronic mail text or pictures. Serious cases of Internet and/or electronic mail abuse will be treated as a disciplinary matter by the Company.

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                                     - 10 -

6.02 Notice. Any demand, notice or other communication to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery, by registered mail or by facsimile addressed to the recipient as follows:

(a)      To the Company
         c/o President
         Muse Technologies, Inc.
         1601 Randolph SE
         Albuquerque New Mexico
         87106

         Facsimile No:             + 00 1 505 766 9123

         with a copy to:

         McCarthy Tetrault
         Pountney Hill House
         6 Laurence Pountney Hill
         London, England EC4R 0BL

         Attention:                Robert J. Brant

         Facsimile No:             + 44 171 618 2880

(b)      To the Employee
         Virtual Presence Limited
         The Canvas House
         Jubilee Yard
         Queen Elizabeth Street
         London   SE1 2NL

         Attention:                John Edmund Hough

         Facsimile No.             + 44 171 407 4995


         with a copy to:           Collyer-Bristow
                                   4 Bedford Road
                                   London   WC1R 4DF

         Attention:                John Bailey

         Facsimile No:             + 44 171 405 0555

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                                     - 11 -

         Or to such other address, individual or facsimile number as may be designated by notice given in writing by any party to the others. Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the third Business Day following the deposit thereof in the mail and, if given by facsimile, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day. If the party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such demand, notice or other communication shall not be mailed but shall be given by personal delivery or by electronic communication.

6.03 No waivers. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Employee and the Company. No waiver by either party hereto at any time or any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver or similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

6.04 Indemnification. In addition to the indemnification, if any, provided under the Company's Memorandum and Articles of Association, the Company hereby agrees to hold the Employee harmless and indemnify the Employee from and against, and to reimburse the Employee for, any and all judgments, fines, liabilities, amounts paid in settlement and expenses, including lawyers' fees, incurred directly or indirectly as a result of or in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether or not such action, suit or proceeding is by or in the right of the Company to procure a judgment in its favour, including an action, suit or proceeding by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise for which the Employee served in any capacity at the request of the Company, to which the Employee is, was or at any time becomes a party, or is threatened to be made a party, or a result of or in connection with any appeal therein, by reason of the fact that the Employee is or was at any time a director, officer, employee or agent or the Company; provided, however, that (i) indemnification shall be paid pursuant to this Section 6.04 if and only if the Employee acted in good faith and in a manner reasonably believed by the Employee to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Employee's conduct was unlawful; and (ii) no indemnification shall be payable pursuant to this Section
6.04 if a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

6.05 Severability or Partial Invalidity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

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                                     - 12 -

6.06 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

6.07 Assignment. Subject to the provisions of Article V hereof, this Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by any party without the prior written consent of the other party. Any such assignment or delegation without the prior written consent of the other party shall be void and be of no effect. Notwithstanding the foregoing provisions of this Section 6.07, the Company may assign or delegate its rights, duties and obligations hereunder to any person or entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, reorganization, or other business combination or by acquisition of all or substantially all of the assets of the Company; provided that such person assumes the Company's obligations under this Agreement in accordance with
Section 5.01.

6.08 Beneficial Interests. This Agreement shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee, or other designee, if there be no such designee, to the Employee's estate.

6.09 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of England.

6.10 Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations between the parties with respect to the subject matter hereof. This Agreement is intended by the parties as the final expression of their agreement with respect to such terms as are included in this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and exclusive statements of its terms and that no extrinsic evidence may be introduced in any judicial proceeding involving this Agreement.

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                                     - 13 -

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.




                                                VIRTUAL PRESENCE LIMITED



                                                By:
                                                    ---------------------------
                                                    Name:
                                                    Title:





                               )                JOHN EDMUND HOUGH
                               )
                               )
-----------------------------  )                -------------------------------
Witness                                         John Edmund Hough